Exhibit 99.1

Vallon Pharmaceuticals Reports Third Quarter 2021 Financial Results and Provides Corporate Update

- Ongoing pivotal intranasal abuse study of lead program, ADAIR, advancing toward completion of patient enrollment and treatment in Q1 2022

- Advancement of second development program, ADMIR, with selection of final formulation completed and engagement of leading global development and manufacturing partner

PHILADELPHIA, PA, November 12, 2021 – Vallon Pharmaceuticals, Inc. (NASDAQ: VLON), (“Vallon” or the “Company”), a clinical-stage biopharmaceutical company primarily focused on the development of novel drugs that are designed to deter abuse in the treatment of central nervous system (CNS) disorders, today reported its financial results for the quarter ended September 30, 2021.

The Company also provided an update on its development programs, ADAIR and ADMIR, which leverage the Company’s proprietary technology that is designed to resist manipulation for snorting and provide barriers to injection.

Recent Highlights

•Presented at the American Academy of Child & Adolescent Psychiatry (AACAP) 68th Annual Meeting the results from a survey, led by researchers at the University of Kentucky, of nearly 500 people who misuse or abuse prescription stimulants;
•Continued to advance the Company’s pivotal intranasal abuse study, Study to Evaluate the Abuse Liability, Pharmacokinetics, Safety and Tolerability of an Abuse-Deterrent d-Amphetamine Sulfate Immediate Release Formulation (SEAL study) toward completion of patient enrollment and treatment;
•Completed selection of the final formulation for the Company’s second development program ADMIR, an abuse-deterrent formulation of methylphenidate (Ritalin®);
•Entered into an agreement with Catalent, a leading global provider of advanced delivery technologies, development, and manufacturing, to support the development and manufacturing of ADMIR; and
•Announced the formation of its Scientific Advisory Board (SAB) and initial appointments of Stephen V. Faraone, PhD, Jeffrey Newcorn, MD, and Anthony Rostain, MD.

“We are pleased with the progress made over the course of the third quarter. Enrollment and treatment of patients in our pivotal intranasal abuse study for our lead program continues to advance toward completion and we’ve made significant strides in our second program with the selection of the formulation to advance in development. With the formation of our SAB, we have gained key scientific leadership and expertise that we believe will prove to be valuable as we advance our pipeline of CNS-focused assets. Lastly, we have gained valuable insight on patterns of misuse and abuse of prescription stimulants, which further validates the need for abuse-deterrent formulations,” commented David Baker, President & Chief Executive Officer of Vallon. “We have established a strong foundation for the Company on which we can continue to build momentum and drive shareholder value in both the near and long term.”

Clinical Program Update

ADAIR[1]: Abuse-Deterrent Formulation of Dextroamphetamine

ADAIR is the Company’s proprietary abuse-deterrent formulation of immediate-release dextroamphetamine currently in development for the treatment of attention deficit hyperactivity disorder (ADHD) and narcolepsy. ADAIR is being developed leveraging the de-risked 505(b)(2) regulatory pathway and is currently being evaluated
[1] ADAIR is not approved by the FDA

in the SEAL study, a pivotal intranasal abuse study. If approved, ADAIR has the potential to address the growing Adderall® segment of the ~$9 billion US ADHD market.

The SEAL study is a pivotal randomized, double-blind, double dummy, placebo and active-controlled 4 period, 4-way crossover assessing the pharmacodynamics (PD), pharmacokinetics (PK), safety and tolerability of manipulated ADAIR 30 mg when compared to crushed d-amphetamine sulfate and placebo. Safety will be assessed via adverse events, vital signs, ECGs, clinical laboratory tests and other standard measures.

Patient enrollment remains ongoing with the final patient visit and completion of treatment expected in the first quarter of 2022 with topline results expected shortly thereafter.

ADMIR: Abuse-Deterrent Formulation of Methylphenidate (Ritalin®)

The Company’s second program in development is ADMIR, a novel abuse-deterrent formulation of immediate-release methylphenidate (Ritalin). Ritalin is another commonly prescribed stimulant for treating ADHD that is frequently misused and abused.

The Company has completed its formulation development work and selected a final formulation for ADMIR. The ADMIR formulation has demonstrated positive dissolution and abuse-deterrent characteristics in the laboratory setting, which the Company believes is compelling for advanced development. Preparations are underway to submit an IND for ADMIR with plans to commence the first human clinical trial in 2022.

Additionally, the Company recently entered into an agreement with Catalent to support the development and manufacturing of ADMIR. Catalent is a leading global provider of advanced delivery technologies, development, and manufacturing solutions for drugs, biologics, cell and gene therapies, and consumer health products.

Pipeline Expansion Opportunities

The Company’s proprietary platform technology can be applied to other prescription drugs with abuse potential enabling the development of novel abuse-deterrent medications for CNS disorders. Vallon is evaluating pipeline expansion opportunities across multiple drugs and indications.

Summary of Financial Results for Third Quarter 2021

Net loss for the quarter ended September 30, 2021 was $1.3 million. Research and development expenses were $0.2 million and $0.7 million for the three months ended September 30, 2021 and 2020, respectively. General and administrative expenses were $1.0 million and $0.3 million for the three months ended September 30, 2021 and 2020, respectively.

As of September 30, 2021, the Company had cash, cash equivalents and marketable securities of approximately $9.1 million, which the Company expects will provide funding for its ongoing business activities into the third quarter of 2022.

About Vallon Pharmaceuticals, Inc.

Vallon Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company, headquartered in Philadelphia, PA. The Company is focused on the development of new medications to help patients with CNS disorders. The Company’s lead investigational product candidate, ADAIR, is a novel abuse deterrent formulation of amphetamine immediate release being developed for the treatment of ADHD and narcolepsy.

For more information about the company, please visit www.vallon-pharma.com or connect with us on LinkedIn or Twitter.

References and links to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Vallon is not responsible for the contents of third-party websites.

Forward Looking Statements

This press release contains “forward-looking statements” that are based on Vallon’s current expectations and subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation, Vallon’s ability to execute its business plan, continue its growth and fund its ongoing business activities as planned, Vallon’s ability to develop and commercialize its product candidates, Vallon’s expectations related to results of clinical trials and studies, Vallon’s expectations with respect to the important advantages it believes its abuse-deterrent formulation of drugs have over similar drugs in the market and the growing need for abuse-deterrent formulations of drugs, Vallon’s ability to utilize the 505(b)(2) regulatory pathway, Vallon’s ability to obtain FDA approval of ADAIR and its other product candidates, and Vallon’s expectations with respect to its cash runway. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in Vallon’s Quarterly and Annual Reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
vallon@jtcir.com